UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events
On December 18, 2015, Analog Devices, Inc. (“Analog Devices”) settled its previously announced redemption of all of its outstanding 3.00% senior unsecured notes due 2016 (the “2016 Notes”). In accordance with the terms of the indenture governing the 2016 Notes, Analog Devices paid an aggregate of approximately $378 million to redeem the entire $375 million principal amount of 2016 Notes outstanding, at a redemption price of 100.79% of the principal amount of the 2016 Notes redeemed, plus accrued and unpaid interest thereon to, but excluding, December 18, 2015.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015	ANALOG DEVICES, INC.
	By:	/s/ David A. Zinsner
David A. Zinsner
Senior Vice President, Finance and Chief Financial Officer